Exhibit 10.25

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement, ("Assignment Agreement"), dated effective as of August 17, 2020 (“Effective Date”), is between Left Gate Property Holding LLC, a Texas limited liability company d/b/a Texas Direct Auto or Vroom, with its principal place of business located at 1375 Broadway, 11th Floor, New York, NY 10018 (“Vroom”), Rock Connections LLC, a Michigan limited liability company, having an office at 1900 St. Antoine Street, Detroit, Michigan 48226 ("Assignor") and Rocket Auto LLC, a Michigan limited liability company, having an office at 1900 St. Antoine Street, Detroit, Michigan 48226 ("Assignee").

WHEREAS, Assignor and Vroom have entered into a Customer Experience Management Agreement, dated April 17, 2020, hereinafter referred to as (“Agreement”), for Assignor to provide contact center services for retail car sales (“Services”) to Vroom;

WHEREAS, Assignor and Assignee are both wholly owned subsidiaries of Rocket Companies, Inc.; and

WHEREAS, Assignor intends to assign all rights, and obligations under the Agreement to Assignee, and Assignee intends to assume all responsibility to provide the Services to Vroom.

NOW, THEREFORE, the parties hereto, in consideration of the premises, the covenants herein set forth, and intending to be legally bound, agree as follows:

1.

Assignor hereby assigns all rights, interests and obligations to provide the Services to Assignee on the same terms and conditions set forth in the attached Agreement (see Exhibit A). Assignee hereby assumes all the rights, duties and obligations of Assignor to provide the Services under the Agreement and hereby agrees to pay, perform and discharge, as and when due, all of the duties and obligations of Assignor under the Agreement.

2.	This Assignment Agreement shall release Assignor from any and all of its responsibilities and obligations under the Agreement from and after the Effective Date.

3.

Vroom consents to Assignor’ s assignment of all of its rights, interests and obligations to provide the Services under the Agreement and Assignee’s assumption of the same, as set forth in this Assignment Agreement.

4.	Capitalized terms used in this Assignment Agreement that are not otherwise defined shall have the meanings given to them in the Agreement.

5.

This Assignment Agreement may be executed by original or electronic signatures and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

The undersigned agree to the above stated terms and witness the due execution hereof as of the date first written above.

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

Left Gate Property Holding LLC,
(“Vroom”)

By:	/s/ Paul Hennessy Name: Paul Hennessy Title: CEO

Rock Connections LLC
(“Assignor”)

By:	/s/ Victor You Name: Victor You Title: CEO of Rock Connections

Rocket Auto LLC
(“ASSIGNEE”)

By:	/s/ Victor You Name: Victor You Title: CEO of Rock Connections

Exhibit A

Customer Experience Management Agreement